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                                                                     EXHIBIT 9.1

                             STOCKHOLDER AGREEMENT


     This Stockholder Agreement is entered into as of April 3, 1998 by and among Pinnacle Oil International, Inc., a Nevada corporation (the "Company") and R. Dirk Stinson, a resident of Calgary, Alberta, Canada, and George Liszicasz, a resident of Calgary, Alberta, Canada (the latter two parties referred to individually as a "Controlling Stockholder" or collectively as the "Controlling Stockholders"), and SFD Investment LLC, an Arkansas limited liability company (the "Investor") (the latter three parties referred to individually as a "Stockholder" or collectively as the "Stockholders").

     Whereas, the Controlling Stockholders have agreed to certain voluntary limitations upon their respective rights and obligations to transfer their shares of capital stock of the Company; and

     Whereas, the Investor has subscribed to its shares of capital stock of the Company in reliance upon the agreements set forth herein.

     Now, therefore, in consideration of the premises and the mutual promises herein made, and in consideration of the representations, warranties, and covenants herein contained, the parties agree as follows.

     1.  Definitions.   A glossary of the definitions of the capitalized terms
         -----------
used in this Agreement is set forth in Appendix A which is attached hereto and incorporated herein.

     2.  Transfer and Assignment of Interests.   Each Controlling Stockholder
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agrees that he shall not be entitled to Transfer all or any portion of the
Shares owned by him such Stockholder except as expressly provided in this Agreement.

     3.  Tag-Along Right.   If either Controlling Stockholder (a "Selling
         ---------------
Stockholder") makes, or desires to accept, a bona fide offer (an "Offer") to Transfer any of the Shares owned by him (the "Offered Shares"), the Selling Stockholder shall provide the Investor with notice of such Offer within ten days (the "Offer Notice"). The Offer Notice shall contain (a) the purchase price for the Offered Shares; (b) all other material terms of the Offer; and (c) the name of the offeror. The Investor shall have the right (but not the obligation) to require the Selling Stockholder's proposed purchaser to purchase all of the Investor' Shares on the same terms as set forth in the Offer. The election by the Investor to participate in such sale shall be exercisable by giving notice of the same to the Selling Stockholder and the Company within thirty days after receipt of the Offer Notice. In the event that a prospective buyer refuses to purchase the aggregate Shares held by the Investor and the Selling Stockholder, the Investor shall have the right to sell a portion of its Shares pro rata to the prospective buyer, and the Selling Stockholder shall be required to reduce the number of its Shares to be sold. This right is personal to the Investor, and is not assignable except to an affiliate of the Investor.

     4.  Determination of Shares.   For purposes of this Agreement, the Shares
         -----------------------
owned by the Investor shall be determined as follows: (i) any shares of preferred stock shall be treated as the number of shares of common stock into which such shares are convertible, and (ii) any warrants that the Investor owns entitling it to acquire shares of common stock of the Company shall be treated as such underlying shares of common stock. With respect to (ii) of the preceding sentence, the Investor shall be entitled to exercise any then existing warrant in accordance with its terms prior to or simultaneously with giving the notice required under section 3 above.

     5.  Permitted Transfers.   The Shares of any Controlling Stockholder may be
         -------------------
Transferred free of the restriction of this Agreement with respect to the following Transfers: (i) to any spouse, parent, sibling, in-law, child or grandchild of the Controlling Stockholder, to a trust for the benefit of the Controlling Stockholder or such spouse,

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parent, sibling, in-law, child, or grandchild of the Controlling Stockholder,
(ii) to any affiliate of the Controlling Stockholders (including between the Controlling Stockholders), (iii) in any transaction on the public market, (iv) in any private transaction or series of private transactions, including transactions pursuant to which the Controlling Stockholders to hypothecate, encumber or secure any loan, and in connection with the foreclosure or settlement of such loan transactions, pursuant to which Controlling Stockholders Transfer less than twenty five percent (25%) of their aggregate Shares as of the date of this Agreement.

     6.  Reasonable Restraint.   Each Controlling Stockholder acknowledges and
         --------------------
agrees that to the extent that their respective covenants hereunder could be interpreted as a restraint upon alienation or transfer of their Shares, that such restraint is reasonable and was specifically bargained for by the Investor in making its decision to invest in the Company. The Company acknowledges the covenants herein and agrees that it shall not recognize any transfer of any interest in the Shares of either Controlling Stockholder that is not in strict compliance with the terms of conditions of this Agreement.

     7.  Legend.   Each Stockholder acknowledges that any certificate
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representing Shares shall bear a legend as follows:

     The shares of stock represented by this certificate are subject to certain restrictions upon transfer pursuant to a Stockholder's Agreement dated April 3, 1998, and any holder hereof holds such shares subject to the rights of the issuing corporation and other stockholders thereof. A copy of the agreement is on file with the secretary of the corporation.

     8.  Representations and Warranties by Stockholders.   Each Stockholder for
         ----------------------------------------------
itself and not for any other party, hereby represents and warrants to the Company the following:

         (a) Each Stockholder has the full legal right, power, and authority to execute and deliver this Agreement and to consummate the transactions contemplated herein.

         (b) The execution, delivery, and performance of this Agreement and transactions contemplated hereby will not, with or without the giving of notice or the passage of time, conflict with, result in a default or loss of rights under, or result in the creation of any lien, charge, or encumbrance pursuant to
(i) any mortgage, deed of trust, license, agreement, indenture, order, judgment, or decree to which such Stockholder is a party or by which, to the best of such Stockholder's knowledge, such Stockholder or the Shares owned by such Stockholder may be bound, or (ii) to the best of such Stockholder's knowledge, any law, rule, or regulation applicable to such Stockholder.

         (c) This Agreement constitutes the legal, valid, and binding obligation of such Stockholder enforceable in accordance with its terms except as limited by laws affecting the enforcement of creditors' rights generally and general principles of equity.

     9.  Representations and Warranties of Company.
         -----------------------------------------

         (a) The Company has the full legal right, power, and authority to execute and deliver this Agreement and to consummate the transactions contemplated herein.

         (b) The execution, delivery, and performance of this Agreement and transactions contemplated hereby will not, with or without the giving of notice or the passage of time, conflict with, result in a default or loss of rights under, or result in the creation of any lien, charge, or encumbrance pursuant to
(i) any mortgage, deed of trust, license, agreement, indenture, order, judgment, or decree to which the Company is a party or by which, to the best of the Company's knowledge, the Company or the Shares may be bound, or (ii) to the best of the Company's knowledge any

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law, rule, or regulation applicable to the Company.

         (c) This Agreement constitutes the legal, valid, and binding obligation of the Company enforceable in accordance with its terms except as limited by laws affecting the enforcement of creditors' rights generally and general principles of equity.

     10. Miscellaneous.
         -------------

         (a) No Third-Party Beneficiaries. This Agreement shall not confer any
             ----------------------------
rights or remedies upon any person other than the parties and their respective successors and permitted assigns.

         (b) Entire Agreement. This Agreement (including the documents referred
             ----------------
to herein) constitutes the entire agreement among the parties and supersedes any prior understandings, agreements, or representations by or among the parties, written or oral, to the extent they related in any way to the subject matter hereof.

         (c)  Counterparts.   This Agreement may be executed in one  or more
              ------------
counterparts, each of which shall be deemed an original but all of which together will constitute one and the same instrument.

         (d)  Headings.   The section headings contained in this agreement are
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inserted for convenience only and shall not affect in any way the meaning or interpretation of this Agreement.

         (e)  Notices.   All notices, requests, demands, claims, and other
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communications hereunder will be in writing.  Any notice, request, demand, claim, or communication hereunder shall be deemed duly given if (and then two business days after) it is sent by registered or certified mail, return receipt requested, postage prepaid, and addressed to the intended recipient as set forth below:

     If to the Company:                     Pinnacle Oil International, Inc.
     -----------------                      Attn.: R. Dirk Stinson
                                            840 7th Avenue, S.W., Suite 750
                                            Calgary, Alberta, Canada
                                            T2P 3G2

     Copy to:                               Andrew Pollet
     -------                                Pollet & Woodbury
                                            10900 Wilshire Boulevard, Suite 500
                                            Los Angeles, CA  90024-6525

     If to any Controlling Stockholder:     Pinnacle Oil International, Inc.
     ---------------------------------      Attn.: R. Dirk Stinson
                                            840 7th Avenue, S.W., Suite 750
                                            Calgary, Alberta, Canada
                                            T2P 3G2

     If to the Investor:                    SFD Investment LLC
     ------------------                     111 Center Street
                                            Suite 2500
                                            Little Rock, AR  72201

     Copy to:                               Jackson Farrow Jr.
     -------
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                                            111 Center Street
                                            Suite 2500
                                            Little Rock, AR  72201

Any party may send any notice, request, demand, claim, or other communication hereunder to the intended recipient at the address set forth above using any other means (including personal delivery, expedited courier, messenger service, telecopy, telex, ordinary mail, or electronic mail), but no such notice, request, demand, claim, or other communication shall be deemed to have been duly given unless and until it actually is received by the intended recipient. Any party may change the address to which notices, requests, demands, claims, and other communications hereunder are to be delivered by giving the other parties notice in the manner herein set forth.

     (f)  Governing Law. This Agreement shall be governed by and construed in
          -------------
accordance with the domestic laws of the State of Nevada without giving effect to any choice or conflict of law provision or rule (whether of the State of Nevada or any other jurisdiction) that would cause the application of the laws of any jurisdiction other than the State of Nevada.

     (g)  Amendments and Waivers.   No amendment of any provision of this
          ----------------------
Agreement shall be valid unless the same shall be in writing and signed by the Company and the Stockholder against whom such amendment is sought to be enforced. No waiver by any party or any default, misrepresentation, or breach of warranty or covenant hereunder, whether intentional or not, shall be deemed to extend to any prior of subsequent default, misrepresentation, or breach of warranty or covenant hereunder or affect in any way any rights arising by virtue of any prior or subsequent such occurrence.

     (h)  Severability.   Any term or provision of this Agreement that is
          ------------
invalid or unenforceable in any situation in any jurisdiction shall not affect the validity or enforceability of the remaining terms and provisions hereof or the validity or enforceability of the offending term or provision in any other situation or in any other jurisdiction.

     (i)  Construction.   The parties have participated jointly in the
          ------------
negotiation and drafting of this Agreement. In the event an ambiguity or question of intent or interpretation arises, this Agreement shall be construed as if drafted jointly by the parties and no presumption or burden of proof shall arise favoring or disfavoring any party by virtue of the authorship of any of the prevision of the Agreement. Any reference to any federal, state, local, or foreign statute or law shall be deemed also to refer to all rules and regulations promulgated thereunder, unless the context requires otherwise. The word "including" shall mean including without limitation. The parties intend that each representation, warranty, and covenant contained herein shall have independent significance. If any party has breached any representation, warranty, or covenant relating to the same subject matter (regardless of the relative levels of specificity) which the party has not breached shall not detract from or mitigate the fact that the party is in breach of the first representation, warranty, or covenant.

     (j)  Incorporation of Exhibits and Schedules.   The Exhibits identified in
          ---------------------------------------
this Agreement are incorporated herein by reference and made a part hereof.

     (k)  Specific Performance.   Each of the parties acknowledges and agrees
          --------------------
that the other parties would be damaged irreparably in the event any of the provisions of this Agreement are not performed in accordance with their specific terms or otherwise are breached. Accordingly, each of the parties agrees that the other parties shall be entitled to an injunction or injunctions to prevent breaches of the provisions of this Agreement and to enforce specifically this Agreement and the terms and provisions hereof in any action instituted in any court of the United States or any state thereof having jurisdiction over the parties and the matter, in addition to any remedy to which they may be entitled, at law or in equity.

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                                     *****

     IN WITNESS WHEREOF, the parties hereto have executed this Agreement on [as of] the date first above written.

COMPANY:                                PINNACLE OIL INTERNATIONAL, INC.,
                                        A Nevada corporation

                                        By:  /s/ R. Dirk Stinson
                                           ----------------------------------

                                        Title:
                                              -------------------------------

CONTROLLING STOCKHOLDERS:

                                             /s/ R. Dirk Stinson
                                        -------------------------------------
                                        R. DIRK STINSON

                                        _____________________________________
                                        GEORGE LISZICASZ


INVESTOR    :                           SFD INVESTMENT LLC,
                                        an Arkansas limited liability company

                                        By:  /s/ K. Rick Turner
                                           ----------------------------------

                                        Title:
                                              -------------------------------

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                                  APPENDIX A

     "Capital Stock" shall have mean any shares of capital stock issued by the Company.

     "Offer" shall have the meaning set forth in Section 3.

     "Offer Notice" shall have the meaning set forth in Section 3.

     "Offered Shares" shall have the meaning set forth in Section 3.

     "Selling Stockholder" shall have the meaning set forth in Section 3.

     "Shares" shall mean any issued and outstanding shares of Capital Stock.

     "Stockholder" and "Stockholders" shall have the meaning set forth in the preface.

     "Stockholder Consent" shall mean the consent to the Transfer by a Stockholder of any shares of Capital Stock other than is strict conformance with the terms of this Agreement, such consent to be effected by the holders of a majority of each class of Capital Stock, excluding any Shares held by the Stockholder seeking the consent.

     "Transfer" shall mean the transfer, assignment, conveyance, sale, encumbrance, or alienation in any way of shares of Capital Stock of the Company, whether or not for value and whether or not made to another party to this Agreement.

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